AWG International, Inc.

(A Development Stage Company)

Financial Statements

Quarter ended March 31, 2012

AWG INTERNATIONAL, INC.
(A Development Stage Company)
Balance Sheets
As at March 31, 2012 and December 31, 2011

	March 31, 2012	December 31, 2011
	(unaudited)

ASSETS
Current assets
Cash	$ 11,396	$ 439
Deposit on product (Note 4)	132,336	108,448
Inventory (Note 5)	15,419	15,419
Notes receivable (Note 6)	30,317	30,317
Interest receivable (Note 6)	3,830	2,923

Total current assets	193,298	157,546

Other assets
Technology acquisition (Note 3)	41,969	36,216

Total assets	$ 235,267	$ 193,762

LIABILITIES
Current liabilities
Accounts payable (Note 7)	$ 134,396	$ 105,936
Notes payable (Note 8)	410,206	280,427
Notes payable - related party (Note 9)	-	1,445

Total current liabilities	544,602	387,808

Commitments & contingencies (Note 10)

SHAREHOLDERS' EQUITY
Common stock, par value $0.00001,	12	12
100,000,000 shares authorized, 1,160,514 and
1,159,514 shares issued and outstanding at March 31,
2012 and December 31, 2011, respectively. (Note 12)
Paid-in-capital	784,031	784,031
Deficit accumulated during the development stage	(1,093,378)	(978,089)
Total shareholders' equity (deficit)	(309,335)	(194,046)

Total liabilities and shareholders' equity	$ 235,267	$ 193,762

The accompanying notes are an integral part of these financial statements

AWG INTERNATIONAL, INC.
(A Development Stage Company)
Statements of Operations
For the periods ended March 31, 2012 and 2011 and Accumulated since Date of Inception (March 18, 2010)

			Accumulated from
	Three Months Ended	Three Months Ended	March 18, 2010 to
	March 31, 2012	March 31, 2011	March 31, 2012
	(unaudited)	(unaudited)	(unaudited)

Sales	$ 13,093	$ -	$ 77,868
Cost of sales	(14,792)	(5,150)	(78,968)

Gross profit (loss)	(1,699)	(5,150)	(1,100)

GENERAL & ADMINISTRATIVE EXPENSES
Travel & Entertainment	10,291	12,726	114,731
Professional Fees	80,050	164,827	731,228
Other	15,679	28,520	227,830

Total General & Administrative Expenses	106,019	206,074	1,073,789

Operating loss	(107,718)	(211,224)	(1,074,889)

OTHER INCOME/(EXPENSE)
Interest income	907	49	3,902
Interest expense	(8,479)	(2,743)	(22,391)

Net loss	$ (115,290)	$ (213,917)	$ (1,093,378)

Net loss per common share:
Basic and fully diluted	$ (0.10)	$ (0.19)

Weighted average number of common shares:
Basic and fully diluted	1,160,347	1,138,407

The accompanying notes are an integral part of these financial statements

AWG INTERNATIONAL, INC.
(A Development Stage Company)
Statements of Cash Flows
For the periods ended March 31, 2012 and 2011 and Accumulated since Date of Inception (March 18, 2010)
			Accumulated from
	Three Months Ended	Three Months Ended	March 18, 2010 to
	March 31, 2012	March 31, 2011	March 31, 2012
	(unaudited)	(unaudited)	(unaudited)

Cash flows from operating activities:
Net loss	$ (115,290)	$ (213,917)	$ (1,093,378)
Stock issued for compensation	-	-	136,500
Changes in assets and liabilities:
Interest receivable	(907)	-	(3,830)
Inventory	-	(4,870)	(15,419)
Deposits and retainers	(23,888)	-	(132,336)
Accounts payable	28,460	(12,632)	157,213
Interest payable	8,193	-	14,768

Net cash (used) by operating activities	(103,432)	(231,419)	(936,483)

Cash flows from investing activities:
Notes receivable	-	-	(30,316)
Technology Acquisition	(5,753)	-	(5,753)

Net cash (used) by financing activities	(5,753)	-	(36,069)

Cash flows from financing activities:
Common stock issued for cash	-	197,686	588,509
Notes payable - borrowings	121,587	-	441,628
Notes payable - payments	-	(46,189)	(46,189)
Notes payable - related party receipts	-	-	50,433
Notes payable - related party payments	(1,445)	(48,989)	(50,433)

Net cash provided by financing activities	120,142	102,508	983,948

Increase/(Decrease) in cash	10,957	(128,911)	11,396

Cash, beginning of period	439	177,961	-

Cash, end of period	$ 11,396	$ 49,050	$ 11,396

Non-cash investing and financing activities:
Common stock issued for technology acquisition	$ -	$ -	$ 36,216
Common stock issued for consulting	$ -	$ -	$ 136,500
Capital contribution of notes payable - related party	$ -	$ -	$ 22,817

Supplemental disclosure of cash flow information
Interest paid	$ 286	$ 2,743	$ 14,199
Taxes paid	$ -	$ -	$ -

The accompanying notes are an integral part of these financial statements

AWG INTERNATIONAL, INC.

(A Development Stage Company)

Notes to Financial Statements

NOTE 1:  NATURE OF OPERATIONS

AWG International, Inc. (“AWGI” or the “Company”) designs, builds and sells Atmospheric Water Generation technology.  AWGI proprietary systems harvest and purify the humidity in the atmosphere.  These systems are considered by many to be the most practical, reliable, secure and abundant source of untapped fresh water found on the planet.  Referred to as Blue Gold, fresh water is essential to life on earth and the most critical industrial factor to the world economy.  Demand for clean water is relentless as populations explode and societies modernize, causing Crisis Level shortages of fresh water world-wide.  Each living organism must have water to survive.  Water has no substitute at any price, is not renewable, and is finite in supply.  Fresh water must be shared between man, plants and animals.

The Company incorporated on March 18, 2010, under the laws of the State of Nevada and is headquartered in Spokane Valley, Washington.  During the year, the Company acquired and controls a non-operating subsidiary which has no value attributed to it.  As such, the financial statements are not consolidated nor does the Company require a consolidation policy.

AWGI utilizes contract manufacturers and partners to assemble both its residential and commercial product lines.  Sales and marketing, with the support of the Company, will be accomplished by qualified distributors with applicable knowledge and experience.  These distributors will be appointed in selected and specific territories.

NOTE 2:  BASIS OF PRESENTATION AND GOING CONCERN UNCERTAINTIES

Since the Company has not generated positive cash flows since inception, the ability of the Company to continue as a going concern is in doubt and dependent upon achieving a profitable level of operations and obtaining financing to fund ongoing operations.

To achieve these objectives, the Company continues to seek other sources of financing to support existing operations and expand the range and scope of its business.  However, there are no assurances that such financing can be obtained on acceptable terms and in a timely manner, if at all.  The failure to obtain the necessary working capital would have a material adverse effect on the business and, in the event the Company is unable to execute its business plan, the Company may be unable to continue as a going concern.

The accompanying financial statements do not include any adjustment to the recorded assets or liabilities that may be necessary should the Company have to curtail operations or be unable to continue operations.

NOTE 3:  SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the financial statements.  The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity.  These accounting policies conform to accounting principles generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

The Company’s business continues to be in the development stage as defined in FASB ASC 915-10-20.  The Company has devoted substantially all of its efforts to business planning and development and remains focused on continued research and development of alternative water generation products.  Sales have been from demonstration air-to-water machines.  In the near term, the Company will continue development efforts toward market-ready products.  Upon successful completion of independent lab testing and receipt of appropriate regulatory approvals, the Company will be in a position to transition from development stage to commercialization.

AWG INTERNATIONAL, INC.

(A Development Stage Company)

Notes to Financial Statements

The Company established a tax year-end of May 31st, but for reporting purpose concerning a possible merger, the Company has adopted a reporting year-end of December 31st.

A.  Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenue and expenses during the reported period.  Actual results could differ materially from the estimates.

B.  Reclassification

Certain amounts in the financial statements for 2011have been reclassified to conform to the 2012 presentation.  These reclassifications have no effect on net loss, total assets, or shareholders’ equity as previously reported.

C.  Cash and cash equivalents

At March 31, 2012 and December 31, 2011, cash and cash equivalents consists of a checking account and money market account held by a financial institution.

D.  Technology Acquisition

The technology supporting the Company’s products (“Technology Acquisition”) was obtained as described below.  Under the terms of the assignment, the Company owns the exclusive rights to manufacture, market and sell certain products covered under individual patents and/or patents pending.  In return, Assignor received 500,000 common shares of the Company.  The Company incurred approximately $5,000 of additional costs related to the assignment and patent protection during first quarter 2012.

On or about April 13, 2010, Everest Water, Ltd., (“Licensor”) granted CanAmera Management, Inc. (“Licensee”), a corporation organized under the laws of the Republic of Panama, a non-exclusive, royalty bearing license to manufacture, use and sell products under U.S. Patent No. 7,272,947 including any and all U.S. or foreign patents derived and any patent on improvements on the patent, (the "License Agreement").  The patent describes a device that produces potable water by extracting water from the air and purifying it by way of cooling and condensing water and removing bacteria or preventing the formation of bacteria.

On the same date, April 13, 2010, CanAmera Management assigned the License Agreement to AWG International, Inc., as successor Licensee.  The consideration for the assignment was 250,000 common shares of AWG International, Inc.  We refer to this patent as supporting the G2 product line.  Mr. Keith White, a Company director, Chief Executive and Technology Officer has voting and dispositive control of CanAmera Management, Inc.

On November 19, 2010, Mr. Keith White, the patent owner, assigned Patent application 13/510,757, titled, “Atmospheric Water Generator” to AWG International, Inc.  We refer to this patent as supporting the proposed G3 product line.  In consideration of this assignment, 250,000 shares of AWG common stock were issued to CanAmera Management, Inc.  At the time of the technology acquisition, the Company determined the value of the Technology Acquisition to be $36,216 based upon the actual, verifiable costs associated with securing the patent.

AWG INTERNATIONAL, INC.

(A Development Stage Company)

Notes to Financial Statements

Upon diligent review of the License Agreement, it was noted that Clause VII (c) stated, " In the event Licensor becomes insolvent or Licensor is dissolved or otherwise ceases to be a legal entity without the Licensed Patents being assigned to another legal entity, the license granted herein shall become a fully paid assignment of the Licensed Patent to Licensee effective one day before such condition occurs or is determined by Licensee and Licensee shall by these terms be authorized to record said assignment with the U.S. Patent and Trademark Office and other patent offices of other jurisdictions as appropriate if accompanied by Licensee's sworn statement of the stated condition by Licensee...".  According to the Bahamas Corporate Registry, Everest Water, Ltd., the Licensor on the License Agreement was stricken from the Corporate Registry and therefore ceased to be a legal entity.   Everest Water, Ltd. failed to assign the patent (U.S. Patent No. 7,272,947 prior to being stricken from the registry.  Therefore, the patents and applications underlying the License Agreement were assigned to AWG International, Inc. by operation of law.   Clause VII(c) states additionally, that: "Licensee (AWG as successor to CanAmera Management) shall then further assign the licensed patents to the inventors thereof".  Therefore, on February 17, 2012, AWG International assigned the patents to the inventors, Rae Anderson and Keith White.  Immediately following this assignment to the inventors, on February 17, 2012, Keith White assigned his interest in the patents to AWG International, Inc. for nominal consideration. The assigned patents include U.S. Patent No. 7,272,947, U.S. Patent 7,886,557, PCT Patent Application No. PCT/US/2005/031948, and all patents and patent applications throughout the world, including any divisions, reissues or continuations.

Long-lived assets of the Company, including Technology Acquisition, are reviewed for impairment when changes in circumstances indicate their carrying value has become impaired, pursuant to guidance established in FASB ASC 410-20.  See discussion Note 3(I), Impairment of Long-Lived Assets, below.

E.  Revenue Recognition

The Company recognizes revenues when earned which shall be as products or services are delivered to customers or distributors.  The Company shall also record accounts receivable for revenue earned but not yet collected.

F.  Income Taxes

Income taxes are provided based upon the liability method of accounting pursuant to ASC 740-10-25 Income Taxes – Recognition.  Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end.  A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard imposed by ASC 740-10-25-5.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amount used for income tax purposes.

March 31, 2012
Net operating loss carry forwards	$ 1,095,000
Deferred tax asset Deferred tax asset valuation allowance	372,000 (372,000)
Net deferred tax asset	$ -

At March 31, 2012, the Company has net operating loss carry forwards of approximately $1,095,000, which will expire in 2031.  The Company calculates its deferred tax attributes at an expected tax rate of approximately 34%.

AWG INTERNATIONAL, INC.

(A Development Stage Company)

Notes to Financial Statements

ASC 740 prescribes recognition threshold and measurement attributes for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  ASC 740 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.  At December 30, 2011, the Company has not taken any tax positions that would require disclosure under ASC 740.

Pursuant to ASC 740, income taxes are provided for based upon the liability method of accounting.  Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end.  A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard imposed by ASC 740 to allow recognition of such assets.

G.  Earnings (Loss) Per Share (“EPS”)

FASB ASC 260, Earnings Per Share provides for calculation of "basic" and "diluted" earnings per share.  Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period.  Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share.  Basic and diluted losses per share were the same, at the reporting dates, as there were no common stock equivalents outstanding.

H.  Derivative Instruments

FASB ASC 815, Derivatives and Hedging establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities.  They require that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value.

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

At March 31, 2012 and December 31, 2011, the Company has not engaged in any transactions that would be considered derivative instruments or hedging activities.

I.  Impairment of Long-Lived Assets

Long-lived assets of the Company, including the Technology Rights, are reviewed for impairment when changes in circumstances indicate their carrying value has become impaired, pursuant to guidance established in FASB ASC 410-20.  Management considers assets to be impaired if the carrying amount of an asset exceeds the future projected cash flows from related operations (undiscounted and without interest charges).  If impairment is deemed to exist, the asset will be written down to fair value, and a loss is recorded as the difference between the carrying value and the fair value. Fair values are determined based on quoted market values, discounted cash flows, or internal and external appraisals, as applicable.  Assets to be disposed of are carried at the lower of carrying value or estimated net realizable value.  Management has determined that there was no impairment as of March 31, 2012 and December 31, 2011.

AWG INTERNATIONAL, INC.

(A Development Stage Company)

Notes to Financial Statements

J.  Fair Value of Financial Instruments

The Company's financial instruments as defined by FASB ASC 825-10-50 include cash, trade accounts receivable, and accounts payable and accrued expenses.  All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at March 31, 2012 and December 31, 2011.

FASB ASC 820 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements.  ASC 820 establishes a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value as follows:

Level 1:  Applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities;

Level 2:  Applies to assets or liabilities for which there are inputs other than the quoted prices in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions; or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data; and

Level 3:  Applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities, which may include the reporting entity to develop its own assumptions.

The Company does not have any assets or liabilities measured at fair value on a recurring basis at March 31, 2012 or December 31, 2011. The Company did not have any fair value adjustments for assets and liabilities measured at fair value on a nonrecurring basis during the period ended March 31, 2012 or December 31, 2011.

K.  Impact of New Accounting Standards

The Company has adopted the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 105-10, Generally Accepted Accounting Principles – Overall (“ASC 105-10”), which was formerly known as SFAS 168.  ASC 105-10 establishes the FASB Accounting Standards Codification (the “Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP.  Rules and interpretive releases of the Securities and Exchange Commission (the "SEC") under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants.  All guidance contained in the Codification carries an equal level of authority.  The Codification superseded all existing non-SEC accounting and reporting standards and all other non-grandfathered, non-SEC accounting literature not included in the Positions or Emerging Issues Task Force Abstracts.  Instead, it will issue Accounting Standards Updates (“ASUs”).  The FASB will not consider ASUs as authoritative in their own right. ASUs will serve only to update the Codification, provide background information about the guidance and provide the basis of conclusions on the change(s) in the Codification.  References made to FASB guidance throughout this document have been updated for the Codification.

In May 2011, the FASB issued further additional authoritative guidance related to fair value measurements and disclosures.  The new guidance results in a consistent definition of fair value and common requirements for measurement of and disclosure about fair value between accounting principles generally accepted in the United States (U.S. GAAP) and International Financial Reporting Standards (IFRS).  The guidance is effective for fiscal years and interim periods within those years beginning after December 15, 2011.  The Company is currently assessing the impact of the guidance.

AWG INTERNATIONAL, INC.

(A Development Stage Company)

Notes to Financial Statements

In June 2011, the FASB issued authoritative guidance requiring entities to present net income and other comprehensive income (OCI) in one continuous statement or two separate, but consecutive, statements of net income and comprehensive income.  The option to present items of OCI in the statement of changes in equity has been eliminated.  The new requirements are effective for annual reporting periods beginning after December 15, 2011 and for interim reporting periods within those years.  The Company does not expect the adoption to have a material impact on our consolidated financial statements.

In September 2011, the FASB issued revised guidance intended to simplify how an entity tests goodwill for impairment.  The amendments will allow an entity first to assess qualitative factors to determine whether it is necessary to perform the two-step quantitative goodwill impairment test.  An entity will no longer be required to calculate the fair value of a reporting unit unless the entity determines, based on a qualitative assessment, that it is more likely than not that its fair value is less than its carrying amount.  The amendments are effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011.  Early adoption is permitted.  The Company does not expect the adoption to have a material impact on our consolidated financial statements.

The Company has reviewed all other recently issued, but not yet adopted, accounting standards in order to determine their effects, if any, on its results of operation, financial position or cash flows.  Based on that review, the Company believes that none of these pronouncements will have a significant effect on its financial statements.

NOTE 4:  DEPOSITS ON PRODUCT

At March 31, 2012 and December 31, 2011, there was a balance of $132,336 and $108,448, respectively in Deposits on Product.  Deposit on Product represents amounts paid to a Korean vendor for units being assembled for shipment.

NOTE 5:  INVENTORY

At March 31, 2012 and December 31, 2011, there was a balance of $15,419 in Inventory.  The Company maintains an inventory of filters that are used in units as they are shipped as well as to replace worn filters in units already sold.

NOTE 6:  NOTES RECEIVABLE

During 2010 and 2011, the Company loaned various sums to MIP Solutions, Inc.  As of March 31, 2012, MIP Solutions, Inc. owed the Company $30,317 under a demand loan with interest accruing at 12% per annum.  As of March 31, 2012, the accrued interest was $3,830.  As of December 31, 2011, the balance of the accrued interest was $2,923.

NOTE 7:  ACCOUNTS PAYABLE

All balances represent outstanding payables generated in the ordinary course of business.

NOTE 8:  NOTES PAYABLE

On September 29, 2011 and December 31, 2011, the Company executed notes payable for $242,106 and $77,935, respectively to MIP Solutions, Inc.  The Company made payments in the amount of $46,189 during 2011.  The notes bear interest at 12%, are unsecured and due on June 1, 2012.  As of March 31, 2012, the note balances have increased to $410,206, which includes principal of $395,438 and accrued interest of $14,768.

AWG INTERNATIONAL, INC.

(A Development Stage Company)

Notes to Financial Statements

NOTE 9:  NOTES PAYABLE – RELATED PARTY

The Company owed $1,445 to AWG Consulting, a Canadian company owned by the Company’s Chief Executive Officer, for fees and services rendered at December 31, 2011.  As of March 31, 2012, the balance was paid.  All balances represent outstanding payables generated in the ordinary course of business.  See discussion Note 11 - Related Party Transactions, below.

NOTE 10:  COMMITMENTS AND CONTINGENCIES

On July 27, 2011, MIP Solutions entered into a non-binding letter of intent to enter into a new business combination transaction with AWG International, Inc., a Nevada corporation, ("AWG") with a view to enter into a new acquisition agreement to acquire AWG as an operating subsidiary. A definitive acquisition agreement appears imminent.

On June 15, 2010, the Company entered into a memorandum of understanding to acquire the exclusive rights to utilize a proprietary electrical switching technology in atmospheric water generation applications.  The June 15, 2010, memorandum of understanding was replaced on March 25, 2011.  Under the terms of the new agreement, the Company secured the exclusive rights to the technology for atmospheric water generation applications.  The agreement calls for certain development milestones, with the drafting and agreement to a definitive agreement to be agreed to on or before May 12, 2012.  The companies did not reach a definitive agreement before this date.  However, they are currently in negotiations to extend this agreement.  In addition, the Company paid a $5,000 design fee.

On December 9, 2010, the Company issued 54,953 common shares to a new investor at approximately $4.55 per share.  In addition, the Company issued a Common Stock Purchase Warrant to the same investor to acquire up to an additional 54,953 common shares with an exercise price of approximately $4.55 per share.  On February 22, 2011, the investors exercised for the purchase of 37,953 common shares at approximately $4.55 per share.  On April 6, 2011, the investor exercised for the purchase of the remaining 17,000 common shares at approximately $4.55 per share.

On July 29, 2010, the Company entered into a memorandum of understanding to acquire the exclusive rights to utilize a proprietary coating technology in atmospheric water generation applications.  Subsequently, the July 29, 2010, memorandum of understanding was replaced on June 17, 2011.  Under the terms of the new agreement, the Company secured the exclusive rights to the coating technology for atmospheric water generation applications.  The term of the agreement is three years and, unless the agreement is terminated, shall automatically renew for an additional three years on each three year anniversary.  The agreement calls for the payment of a license and exclusivity fee of $10,000 in two payments of $5,000 each.  The first payment has been paid.  The unpaid second payment was due on the first anniversary date of the agreement, which was June 17, 2012.  In addition, the Company is required to purchase a minimum dollar volume of the coating products of $100,000 before the first anniversary date of the agreement, an additional $135,000 before the second anniversary date of the agreement, and $162,000 before the third anniversary date.  The Company has not met their minimum purchase commitment to date.  However, the Company is currently renegotiating the terms of this agreement with the licensor.  In the event of a renewal or extension of the agreement, the Company and licensor have agreed to reconsider the appropriate minimum purchase requirements and payment structure.

On December 21, 2010, the Company entered into a supply agreement for the use of a proprietary bacteriostatic water cartridge in residential/commercial/industrial atmospheric water generation applications.  The term of the agreement is five years.

AWG INTERNATIONAL, INC.

(A Development Stage Company)

Notes to Financial Statements

On October 14, 2011, the Company entered into a joint development agreement for the development of a custom, exclusive bacteria static cartridge for new residential/commercial applications.  Total budget for this project is $36,852, which the Company will fund as required.  The Company is current on its funding requirement for this development project.

On September 1, 2011, the Company entered into a 16 month independent contractor consulting agreement with Green Wise Energy (“GWE”) to provide services at rate equivalency of $50.00 per hour.  The Company may pay GWE in the form of cash or stock.

On May 16, 2012, the Company entered into an independent contractor agreement with a Chief Operation Officer, effective June 1, 2012.  He is compensated at a rate of $10,000 per month.  The agreement allows payment to be deferred to a later date and may be paid in cash or stock at the Company’s discretion.

On May 21, 2012, the Company entered into an independent contractor agreement with a financial Controller, effective May 1, 2012.  The Controller is compensated at a rate of $10,000 plus $1,000 for medical expenses per month.

NOTE 11:  RELATED PARTY TRANSACTIONS

The technology behind the Company’s products, (“Technology Acquisition”) was acquired through an exclusive Irrevocable Patent Assignment.

As of December 31, 2011, the Company owed $22,817 to AWG International Manufacturing Ltd., a wholly owned Canadian subsidiary of the Company, for payment of fees and services for the benefit of the Company.

On April 1, 2011, the Company acquired AWG International Manufacturing Ltd., from the Company’s Chief Executive Officer by purchasing the one share issued and outstanding in AWG International Manufacturing Ltd. in exchange for one share of the Company’s common stock.  The Company controls AWG International Manufacturing Ltd., a non-operating subsidiary which has no value attributed to it and as such the financial statements are not considered to be consolidated.  See discussion Note 12 – Common Stock, below.

NOTE 12:  COMMON STOCK

The Stockholders’ Equity section of the Company contains the following class of Common Stock (par value $0.00001) as of:

December 31, 2011

Authorized:

100,000,000 shares

Issued and outstanding:

1,159,514 shares

On February 22, 2011, the holder of Common Stock Purchase Warrants exercised for the purchase of 37,953 common shares at approximately $4.55 per share, leaving 17,000 Common Stock Purchase Warrants remaining.

On March 18, 2011, the Company issued 5,495 common shares to a new investor at approximately $4.55 per share.

On April 1, 2011, the Company issued 1 common share to purchase the stock of AWG International Manufacturing at approximately $0.0001 per share. See discussion Note 9 – Notes Payable – Related Party, and Note 11, Related Party Transactions, above.

AWG INTERNATIONAL, INC.

(A Development Stage Company)

Notes to Financial Statements

On April 6, 2011, the holder of Common Stock Purchase Warrants exercised for the purchase of the remaining 17,000 common shares at approximately $4.55 per share.

March 31, 2012

Authorized:

100,000,000 shares

Issued and outstanding:

1,160,514 shares

On March 15, 2012, the Company issued 1,000 common shares to a new investor at approximately $4.55 per share.

NOTE 13:  SUBSEQUENT EVENTS

A.  Agreements

On April 19, 2012, the inventor/applicant of provisional patent application titled, “Atmospheric Water Generation System” Application No. 61/489,588, assigned all right, title and interest to AWG International, Inc.  The technology associated with this patent application will be used for a future line of proposed G4 and G5 products.

On May 16, 2012, the Company entered into an independent contractor agreement for $10,000 per month with a Chief Operation Officer, effective June 1, 2012.  The agreement allows payment to be deferred to a later date and may be paid in cash or stock at the Company’s discretion.

On May 21, 2012, the Company entered into an independent contractor agreement with a financial Controller, effective May 1, 2012.  The Controller is compensated at a rate of $10,000 plus $1,000 for medical expenses per month.